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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       ----------------------------------


        Date of Report (Date of earliest event reported): April 14, 2004


                           AVALONBAY COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)


         MARYLAND                         1-12672                77-0404318
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
    of Incorporation)                                        Identification No.)


          2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
          -------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (703) 329-6300
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events.

         On April 14, 2004, AvalonBay Communities, Inc. (the "Company") issued a press release announcing that it had priced a public offering (the "Offering") of an aggregate of $150,000,000 principal amount of its 5.375% Medium Term Notes Due 2014 (the "Notes"). The Offering was made pursuant to a Prospectus dated July 28, 2003, a Prospectus Supplement dated August 11, 2003 and a Pricing Supplement dated April 14, 2004 relating to the Company's Registration Statement on Form S-3 (File No. 333-103755). The press release is filed as Exhibit 99.1 to this report. The Terms Agreement, dated April 14, 2004, by and among the Company and the Agents named therein is filed herewith as Exhibit 1.1.

         Interest on the Notes is payable semi-annually on April 15 and October 15 and the Notes will mature on April 15, 2014. The Company will use the net proceeds of approximately $148 million to reduce indebtedness outstanding under its unsecured credit facility and for other corporate purposes. Settlement is scheduled for April 21, 2004.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

EXHIBIT NO.                          DESCRIPTION

1.1*                Terms Agreement, dated April 14, 2004.
5.1*                Legal Opinion of Goodwin Procter  LLP, dated April 21, 2004.
23.1                Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1*               Press Release of the Company, dated April 14, 2004.

-----------------
*  Filed herewith.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AVALONBAY COMMUNITIES, INC.



Dated:  April 21, 2004                By:    /s/ THOMAS J. SARGEANT
                                             ----------------------------------
                                      Name:  Thomas J. Sargeant
                                      Title: Executive Vice President and Chief
                                             Financial Officer



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                                  EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION

1.1*              Terms Agreement, dated April 14, 2004.
5.1*              Legal Opinion of Goodwin Procter  LLP, dated April 21, 2004.
23.1              Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1*             Press Release of the Company, dated April 14, 2004.

-----------------
*  Filed herewith.